UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2014

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 16, 2014, in connection with the pricing of the initial public offering (the “Offering”) by Sabre Corporation (the “Company”) of its common stock, the Company filed its third amended and restated certificate of incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware and adopted its second amended and restated bylaws (the “Bylaws”). The Company has updated the form and content of its Certificate of Incorporation and Bylaws to reflect its current status as a public company.

Additionally, in connection with the pricing of the Offering, the Underwriting Agreement, dated April 16, 2014 (the “Underwriting Agreement”), was entered into by and between the Company and Morgan Stanley & Co. LLC, Goldman, Sachs & Co., Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as representatives of the several underwriters party thereto, substantially in the form previously filed as Exhibit 1.1 to the Company’s Registration Statement on Form S-1 (File No. 333-193438), as amended. A copy the Underwriting Agreement is filed as Exhibit 1.1 herewith and incorporated by reference herein.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information contained in Item 1.01 above is hereby incorporated in this Item 5.03 by reference.

Item 8.01	Other Events

On April 16, 2014, the Company issued a press release announcing the pricing of the Offering of 39,200,000 shares of its common stock at a price of $16 per share. The shares are listed on the NASDAQ Global Select Market and trade under the symbol “SABR.”

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement by and between Sabre Corporation and the several underwriters party thereto.

3.1	Third Amended and Restated Certificate of Incorporation of Sabre Corporation.

3.2	Second Amended and Restated Bylaws of Sabre Corporation.

99.1	Press Release dated April 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: April 22, 2014	By:	/s/ Richard A. Simonson
		Name:	Richard A. Simonson
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement by and between Sabre Corporation and the several underwriters party thereto.

3.1	Third Amended and Restated Certificate of Incorporation of Sabre Corporation.

3.2	Second Amended and Restated Bylaws of Sabre Corporation.

99.1	Press Release dated April 16, 2014.